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                                                                    Exhibit 4(i)


                           MERRILL LYNCH & CO., INC.

                        STEP-UP NOTE DUE APRIL 30, 2002


     This Note is one of a duly authorized issue of Securities of the Company issued and to be issued under an Indenture dated as of April 1, 1983, as amended and restated (herein called the "Indenture") between the Company and Manufacturers Hanover Trust Company, Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are and are to be authenticated and delivered.

     This Note shall be redeemable at the option of the Company on or after May 6, 1997, as a whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount shall be an authorized denomination), at a Redemption Price of 100% of the principal amount hereof to be redeemed plus accrued interest thereon to but excluding the Redemption Date. Notice of redemption of the Notes shall be mailed not less than 30 or more than 60 days prior to the redemption date to each Holder of Notes to be redeemed.

     If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company which is absolute and unconditional to pay the principal of and interest on this Note at the time, place, rate and in the coin or currency herein prescribed.

     As provided in the Indenture and subject to ____________ therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration or transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee for transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentation of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes whether or not this Note be overdue and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

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     Prior to due presentment of this Note for registration of transfer the
Company, the Trustee and any agents of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                               -----------------

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.


TEN COM           - as tenants in common
TEN ENT           - as tenants by the entireties
JT TEN            - as joint tenants with right of survivorship and not as
                    tenants in common

UNIF GIFT MIN ACT - ________  Custodian________
                     (Cust)            (Minor)

                    under Uniform Gifts to Minors Act ______________________
                                                             (State)

     Additional abbreviations may also be used though not in the above list.

                          ---------------------------

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto




PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
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                   PLEASE PRINT NAME AND ADDRESS OF ASSIGNEE

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the within Note, and all rights thereunder, hereby irrevocably constituting and appointing

                                                               attorney-in-fact
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to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:
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        NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.